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                                                                    EXHIBIT 11.1

                              CYTRX CORPORATION
                      COMPUTATION OF NET LOSS PER SHARE
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994





                                                            1996                     1995                   1994
                                                        -----------             ------------           -----------
COMPUTATION OF NET LOSS PER SHARE - PRIMARY
Net loss                                                $(5,791,779)            $(10,652,582)          $(7,700,186)
                                                        ===========             ============           ===========
Average number of common shares outstanding               7,737,949                7,905,364             7,893,962
Common shares issuable assuming exercise of
        stock options and warrants  (1)                           0                        0                     0
                                                        -----------              ------------           -----------
Total shares                                             7,737,949                 7,905,364             7,893,962
                                                        ===========             ============           ===========
Net loss per share                                      $    (0.75)             $      (1.35)          $     (0.98)
                                                        ===========             ============           ===========


COMPUTATION OF NET LOSS PER SHARE - FULLY DILUTED
Net loss                                                $(5,791,779)            $(10,652,582)          $(7,700,186)
                                                        ===========             ============           ===========
Average number of common shares outstanding               7,737,949                7,905,364             7,893,962
Common shares issuable assuming exercise of
        stock options and warrants  (1)                           0                        0                     0
                                                        -----------              ------------           -----------
Total shares                                              7,737,949                7,905,364             7,893,962
                                                        ===========             ============           ===========
Net loss per share                                     $      (0.75)            $      (1.35)          $     (0.98)
                                                        ===========             ============           ===========



(1) Stock options and warrants outstanding are excluded from the computation of net loss per share since their effect would be anti-dilutive.


All per share data has been retroactively restated to reflect a 1-for-4 reverse stock split in February 1996.